UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2011

Continental Resources Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26 - 1657084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101, Apache Junction, AZ 85120
(Address of principal executive offices) (Zip Code)

(480) 288-6530
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                       Completion of Acquisition or Disposition of Assets.

On July 22, 2011, Continental Resources Group, Inc. (the “Company”), Sagebrush Gold Ltd (“Sage”) and Continental Resources Acquisition Sub, Inc., Sage’s wholly owned subsidiary (“Acquisition Sub”), entered into an asset purchase agreement the (“Agreement”) pursuant to which Acquisition Sub purchased substantially all of the assets of the Company (the “Asset Sale”) in consideration for (i) shares of Sage’s common stock (the “Shares”) which shall be equal to eight (8) Shares for every ten (10) shares of the Company’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of the Company’s common stock such that Sage shall deliver to the holders of the Company’s warrants, warrants to purchase shares of Sage’s common stock (the “Warrants”) which shall be equal to one  Warrant to purchase eight (8) shares of Sage’s common stock for every warrant to purchase ten (10) shares the Company’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants, and (iii)  the assumption of the Company’s  2010 Equity Incentive Plan and all options granted and issued thereunder such that Sage shall deliver to the Company’s option holders, options (the “Options”) to purchase an aggregate of such number of shares of Sage’s common stock issuable under Sage’s equity incentive plan which shall be equal to one  option to purchase eight (8) shares of Sage’s common stock for every option to purchase ten (10) shares of the Company’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option.  The exercise price of the Warrants and the strike price and Options shall be determined and certified by an officer of Sage.  Upon the closing of the Asset Sale, Acquisition Sub will assume the Assumed Liabilities (as defined in the Agreement) of the Company.  The Asset Sale is intended to be tax-free for federal income tax purposes and constitutes a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Under the terms of the Agreement, Sage purchased from the Company substantially all of the Company’s assets, including, but not limited to, 100% of the outstanding shares of common stock of the Company’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.).  The acquired assets include approximately $13 million of cash.  Under the terms of the Agreement Sage acquired:

(i)
state leases and federal unpatented mining claims and other rights to exploration, as owned as of the date hereof; all stock in subsidiaries, membership, joint venture, partnership and similar interests and claims, all royalty rights and claims, and all deposits, prepayments and refunds;

(ii)	all contracts;

(iii)	all cash and cash equivalents;

(iv)	all accounts or notes receivable held by the Company;

(v)
all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, price lists, distribution lists, supplier lists, sales material and records;

(vi)	all furniture, fixtures, equipment, machinery, tools, office equipment, supplies, computers and other tangible personal property;

(vii)
all rights, claims and causes of action against third parties resulting from or relating to the operation of the Company’s business and the assets purchased under the Agreement prior to the date of closing, including without limitation, any rights, claims and causes of actions arising under warranties from vendors, patent or trademark infringement claims, insurance and other third parties and the proceeds thereof; and

(viii)
all Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against past, present, and future infringements thereof, and rights to protection of past, present, and future interests therein under the laws of all jurisdictions

The closing of the Asset Sale is subject to various closing conditions, including receipt by Sage of advice that the receipt of the Shares by the Company’s stockholders upon liquidation is likely to be treated as tax free for United States income tax purposes and approval of a majority of the stockholders of the Company.  A majority of the stockholders of the Company approved the Agreement by written consent on or about July 21, 2011. There can be no assurance that the transaction will be tax free to any particular stockholder or the ability or timing of receipt of all approvals necessary to liquidate.  The Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and constitutes a plan of liquidation of the Company.  The Company is expected to liquidate on or prior to July 1, 2012.  Sage has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) in connection with liquidation of the Company no later than (i) thirty (30) days of the closing date of the Asset Sale or (ii) such date that the Company delivers to Sage its audited financial statements for the fiscal year ended March 31, 2011.  The Company will subsequently distribute the registered Shares to its shareholders as part of its liquidation.  Sage agreed to use its best efforts to cause such registration to be declared effective within twelve months following the closing date of the Asset Sale.  Sage has agree to pay liquidated damages of 1% per month, up to a maximum of 5%, in the event that Sage fails to file or is unable to cause the registration statement to be declared effective.  As described in Item 8.01 below, the Company has not filed audited financial statements with the SEC for its most recently completed fiscal year, and accordingly Sage will be unable to file such registration statement until the Company completes its most recent year end audit and restatement of its prior quarterly financial statements.

Item 5.07                       Submission of Matters to a Vote of Security Holders.

On July 21, 2011, holders of approximately 62% of the outstanding common stock of the Company voted in favor of the Asset Sale, as described in Item 1.01 herein.  Certain major stockholders of the Company who cast votes in favor are also significant stockholders and insiders of Sage.

Item 8.01                      Other Events.

Promissory Note

On July 18, 2011, the Company purchased an unsecured 6% promissory note (the “Note”) from Sage for an aggregate purchase price of $2,000,000.  The Note matures six (6) months from the date of issuance.

Failure to File Annual Report

The Company has not filed an Annual Report on Form 10-K for the fiscal year ended March 31, 2011 on a timely basis (and is required to restate its financial statements for the quarterly period ended December 31, 2010).  As a result the Company may be removed from quotation on the over-the-counter bulletin board and may thereupon only be quoted on the pink sheets.

In addition, and in connection with the transactions described in Item 1.01 above, the registration statement required to be filed by Sage within 30 days of the closing date of the Asset Sale in order to consummate the liquidation of the Company requires the Company to complete its audit for inclusion in the registration statement, the failure of which will prevent the Company from distributing the Shares to shareholders as contemplated.

Item 9.01    Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description
10.1 10.2 10.3 10.4 10.5	Promissory Note Asset Purchase Agreement Bill of Sale Assignment and Assumption Agreement Intellectual Property Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES GROUP, INC.

Date: July 22, 2011	By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President